Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
Katie Turner
Hunter Wells
(646) 277-1228

Primo Water Announces Fourth Quarter and Fiscal Year Financial Results

Record Net Sales of $127.0 Million and Adjusted EBITDA of $18.1 Million Exceed Company Guidance

Company Provides Fiscal 2016 Outlook

WINSTON-SALEM, N.C., March 8, 2016 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced financial results for the fourth quarter and fiscal year ended December 31, 2015.

Fourth Quarter Business Highlights:

●	Net sales increased 6.5% to $31.5 million

●	Water segment net sales increased 14.7% to $22.4 million driven by U.S. Exchange same-store sales growth of 9.2%

●	Adjusted EBITDA increased 44.9% to $4.8 million

●	EPS from continuing operations of $0.01 per diluted share compared to a loss of $(0.14) per diluted share

●	Pro forma adjusted earnings from continuing operations of $0.04 per diluted share up from earnings of $0.01 per diluted share

Fiscal Year Business Highlights:

●	Net sales increased 19.4% to a record $127.0 million, exceeding Company guidance

●	Water segment net sales increased 25.6% to a record $89.6 million driven by U.S. Exchange same-store sales growth of 9.4%

●	Adjusted EBITDA increased 39.6% to a record high $18.1 million, exceeding Company guidance

●	EPS from continuing operations of $0.08 per diluted share compared to a loss of $(0.54) per diluted share

●	Pro forma adjusted earnings from continuing operations of $0.20 per diluted share compared to a loss of $(0.05) per diluted share

(All comparisons above are with respect to the fourth quarter or fiscal year of 2014)

“We are very pleased with our record finish to 2015. Our team continued to drive household penetration with record sell-thru of our dispensers for the year, which in turn, led to strong same store sales growth and increases in our water sales ahead of our expectations,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “This topline momentum helped drive leverage across our business model resulting in strong margin expansion, profitability above our expectations and solid free cash flow generation. As we enter 2016 we are well positioned to build upon this momentum with consumers, who are increasingly seeking safe, convenient drinking water sources.”

Fourth Quarter Results

Net sales increased 6.5% to $31.5 million from $29.6 million in the prior year quarter, driven by an increase in Water segment net sales.

Water segment net sales increased 14.7% to $22.4 million from $19.5 million in the prior year quarter.  The increase in Water net sales was primarily due to a 23.7% increase in U.S. Exchange sales, which was driven by same-store unit growth of 9.2% compared to the prior year quarter.  Dispenser segment net sales decreased 9.6% to $9.1 million from $10.1 million in the prior year quarter, primarily due to the high level of shipments to retailers in the fourth quarter of 2014 as a result of the timing of inventory replenishments.  Dispenser sell-thru to consumers increased 19.9% compared to prior year to 125,000 units.

Gross margin percentage increased to 29.0% from 24.8% in the prior year quarter due primarily to the change in mix of products sold and improved supply chain costs.  Selling, general and administrative (“SG&A”) expenses decreased to $5.1 million from $6.6 million in the prior year quarter due primarily to elevated non-cash stock compensation expense in the prior year related to performance-based stock awards.

Adjusted EBITDA increased 44.9% to $4.8 million from $3.3 million in the prior year quarter, driven by the increase in net sales and margin expansion.  The U.S. GAAP net income from continuing operations increased to $0.3 million, or $0.01 per diluted share, from a loss of $3.5 million, or $(0.14) per diluted share, in the prior year quarter. Pro forma adjusted earnings from continuing operations was $1.3 million, or $0.04 per diluted share up from $0.3 million, or $0.01 per diluted share, in the prior year quarter.

Fiscal Year Results

Net sales increased 19.4% to $127.0 million from $106.3 million in the prior year, driven by an increase in Water segment net sales.

Water segment net sales increased 25.6% to $89.6 million from $71.3 million in the prior year.  The increase in Water net sales was primarily due to a 44.0% increase in U.S. Exchange sales, which was driven by same-store unit growth of 9.4% compared to the prior year as well as additional locations.  Dispenser segment net sales increased 6.8% to $37.4 million from $35.0 million in the prior year quarter, driven by a 5.8% increase in dispenser unit sales to retailers.  Dispenser sell-thru to consumers increased to a record 519,000, an increase of 9.7% compared to prior year.

Gross margin percentage increased to 27.2% from 26.2% in the prior year primarily as a result of a change in the mix of products sold.  SG&A expenses were essentially flat at $19.1 million.  Excluding non-cash stock compensation expense, SG&A as a percentage of net sales decreased to 13.0% from 14.1% in the prior year.

Adjusted EBITDA increased 39.6% to $18.1 million from $13.0 million in the prior year, driven by the increase in net sales in both the Water and Dispenser segments.  The U.S. GAAP net income from continuing operations increased to $2.2 million, or $0.08 per diluted share, from a loss of $13.1 million, or $(0.54) per diluted share, in the prior year. Pro forma adjusted earnings from continuing operations was $5.5 million, or $0.20 per diluted share compared to a loss of $1.2 million, or $(0.05) per diluted share, in the prior year.

2016 Outlook

For fiscal 2016 the Company expects net sales of $132.0 to $134.0 million and adjusted EBITDA of $21.3 to $22.2 million.

The Company expects first quarter 2016 net sales of $30.3 to $31.0 million and adjusted EBITDA of $4.4 to $4.8 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, March 8, 2016.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Matt Sheehan, President and Chief Operating Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through March 22, 2016.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance and the expectation that its momentum will create further growth opportunities in the exchange and refill businesses.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services, the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, significant liabilities or costs associated with litigation or other legal proceedings, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 16, 2015 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma net income (loss) from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as income (loss) from continuing operations before depreciation and amortization; interest expense; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal and impairment of property and equipment and other.   Pro forma net income (loss) from continuing operations is defined as income (loss) from continuing operations less non-cash stock-based compensation expense, non-recurring costs, loss on disposal and impairment of property and equipment and debt refinancing costs.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Net sales	$31,476	$29,566	$126,951	$106,322
Operating costs and expenses:
Cost of sales	22,356	22,242	92,476	78,452
Selling, general and administrative expenses	5,137	6,621	19,128	18,969
Non-recurring costs	167	108	275	2,881
Depreciation and amortization	3,008	2,561	10,432	10,655
Loss on disposal and impairment of property and equipment	82	1,023	500	2,104
Total operating costs and expenses	30,750	32,555	122,811	113,061
Income (loss) from operations	726	(2,989)	4,140	(6,739)
Interest expense, net	473	535	1,987	6,325
Income (loss) from continuing operations	253	(3,524)	2,153	(13,064)
Loss from discontinued operations	(209)	(2)	(296)	(403)
Net income (loss)	$44	$(3,526)	$1,857	$(13,467)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.01	$(0.14)	$0.08	$(0.54)
Loss from discontinued operations	(0.01)	(0.00)	(0.01)	(0.01)
Net income (loss)	$0.00	$(0.14)	$0.07	$(0.55)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.01	$(0.14)	$0.08	$(0.54)
Loss from discontinued operations	(0.01)	(0.00)	(0.01)	(0.01)
Net income (loss)	$0.00	$(0.14)	$0.07	$(0.55)

Weighted average shares used in computing earnings (loss) per share
Basic	25,779	24,582	25,190	24,339
Diluted	28,866	24,582	27,001	24,339

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Segment net sales
Water	$22,384	$19,509	$89,623	$71,360
Dispensers	9,092	10,057	37,328	34,962
Total net sales	$31,476	$29,566	$126,951	$106,322

Segment income (loss) from operations
Water	7,665	5,947	28,835	22,585
Dispensers	424	402	1,851	1,452
Corporate	(4,106)	(5,646)	(15,339)	(15,136)
Non-recurring costs	(167)	(108)	(275)	(2,881)
Depreciation and amortization	(3,008)	(2,561)	(10,432)	(10,655)
Loss on disposal and impairment of property and equipment	(82)	(1,023)	(500)	(2,104)
	$726	$(2,989)	$4,140	$(6,739)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(Unaudited; in thousands, except par value data)

	December 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$1,826	$495
Accounts receivable, net	11,098	9,010
Inventories	7,092	6,826
Prepaid expenses and other current assets	529	1,279
Total current assets	20,545	17,610

Bottles, net	3,688	3,574
Property and equipment, net	31,997	34,235
Intangible assets, net	8,074	9,452
Other assets	569	877
Total assets	$64,873	$65,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,994	$12,499
Accrued expenses and other current liabilities	3,748	4,343
Current portion of capital leases and notes payable	172	106
Total current liabilities	15,914	16,948

Long-term debt, capital leases and notes payable, net of current portion	20,289	24,210
Liabilities of disposal group, net of current portion, and other long-term liabilities	2,535	2,316
Total liabilities	38,738	43,474

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 25,810 and 24,642 shares issued and outstanding at December 31, 2015 and 2014, respectively	26	25
Additional paid-in capital	281,476	277,708
Common stock warrants	7,492	8,659
Accumulated deficit	(261,447)	(263,304)
Accumulated other comprehensive loss	(1,412)	(814)
Total stockholders’ equity	26,135	22,274
Total liabilities and stockholders’ equity	$64,873	$65,748

Primo Water Corporation
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income (loss)	$1,857	$(13,467)	$(10,706)
Less: Loss from discontinued operations	(296)	(403)	(1,862)
Income (loss) from continuing operations	2,153	(13,064)	(8,844)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,432	10,655	11,333
Loss on disposal and impairment of property and equipment	500	2,104	126
Stock-based compensation expense	2,601	4,023	1,034
Non-cash interest expense	110	2,776	1,162
Issuance of DS Services' common stock warrant	–	589	–
Realized foreign currency exchange loss and other, net	387	(62)	(132)
Changes in operating assets and liabilities:
Accounts receivable	(2,303)	(1,228)	2,464
Inventories	(306)	(528)	1,205
Prepaid expenses and other assets	655	90	(308)
Accounts payable	(420)	2,299	(437)
Accrued expenses and other liabilities	(255)	769	(970)
Net cash provided by operating activities	13,554	8,423	6,633

Cash flows from investing activities:
Purchases of property and equipment	(5,354)	(5,449)	(4,793)
Purchases of bottles, net of disposals	(2,488)	(2,473)	(2,507)
Proceeds from the sale of property and equipment	108	727	38
Additions to and acquisitions of intangible assets	(16)	(33)	(45)
Net cash used in investing activities	(7,750)	(7,228)	(7,307)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	27,000	48,353	91,135
Payments under Revolving Credit Facilities	(31,000)	(47,498)	(95,067)
Borrowings under Term loans	–	22,500	5,500
Payments under Term loans	–	(23,499)	–
Note payable and capital lease payments	(203)	(147)	(15)
Stock option and employee stock purchase activity, net	159	198	(801)
Debt issuance costs and other	–	(640)	130
Net cash (used in) provided by financing activities	(4,044)	(733)	882

Cash used in operating activities of discontinued operations	(154)	(259)	56

Effect of exchange rate changes on cash and cash equivalents	(275)	(102)	(104)
Net increase in cash and cash equivalents	1,331	101	160
Cash and cash equivalents, beginning of year	495	394	234
Cash and cash equivalents, end of period	$1,826	$495	$394

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Income (loss) from continuing operations	$253	$(3,524)	$2,153	$(13,064)
Depreciation and amortization	3,008	2,561	10,432	10,655
Interest expense, net	473	535	1,987	6,325
EBITDA	3,734	(428)	14,572	3,916
Non-cash, stock-based compensation expense	751	2,660	2,601	4,023
Non-recurring costs	167	108	275	2,881
Loss on disposal and impairment of property and equipment and other	106	945	645	2,145
Adjusted EBITDA	$4,758	$3,285	$18,093	$12,965

Primo Water Corporation
Pro Forma Net Income (Loss) From Continuing Operations Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Income (loss) from continuing operations	$253	$(3,524)	$2,153	$(13,064)
Non-cash, stock-based compensation expense	751	2,660	2,601	4,023
Non-recurring costs	167	108	275	2,881
Loss on disposal and impairment of property and equipment	82	1,023	500	2,104
Debt refinancing costs	–	–	–	2,848
Pro forma net income (loss) from continuing operations	$1,253	$267	$5,529	$(1,208)

Pro forma earnings (loss) from continuing operations per share:
Basic	$0.05	$0.01	$0.22	$(0.05)
Diluted	$0.04	$0.01	$0.20	$(0.05)

Weighted average shares used in computing earnings (loss) per share:
Basic	25,779	24,582	25,190	24,339
Diluted	28,866	24,582	27,001	24,339